Exhibit 99.2

                          Description of Capital Stock

General

      The articles of incorporation, as amended, of Quality Systems, Inc. ("QSI") authorize the issuance of up to 50,000,000 shares of common stock, $0.01 par value per share. As of November 1, 2005, there were 13,201,628 shares of common stock issued and outstanding.

Common Stock

      All outstanding shares of common stock are fully paid and nonassessable. The following summarizes the rights of holders of QSI common stock:

      o each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by QSI's shareholders;

      o the holders of common stock are entitled to receive lawful dividends as may be declared by QSI's board of directors;

      o upon QSI's liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all assets remaining for distribution after satisfaction of all of QSI's liabilities;

      o there are no redemption or sinking fund provisions applicable to QSI's common stock; and

      o there are no preemptive or conversion rights applicable to QSI's common stock.